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                                                                       Exhibit 5

                         PORTER, WRIGHT, MORRIS & ARTHUR
                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614)227-2000
                               Fax: (614)227-2100


                                October 20, 1997


Sun Television and Appliances, Inc.
6600 Port Road
Groveport, Ohio  43125

     Re: Registration Statement on Form S-8 Sun Television and Appliances, Inc.
         Amended and Restated 1991 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

     We have acted as counsel for Sun Television and Appliances, Inc., an Ohio corporation ("Sun"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Sun with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 500,000 shares of Sun Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

     In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

     Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ PORTER, WRIGHT, MORRIS & ARTHUR

                                             PORTER, WRIGHT, MORRIS & ARTHUR